PROJECT JADE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS Exhibit (c)(2) November 22, 2010

2 Confidential TABLE OF CONTENTS I. Transaction Overview II. Financial Analysis

I. TRANSACTION OVERVIEW

Confidential
Sources: 11/17/2010 Jade Management projections, company filings, FactSet.  Jade shares, options, and RSUs as of 10/2/2010
Notes: (1) Represent Q3 FY2010 ending debt and cash balances
(2) Based on actual reported EBITDA of $315.9MM, adjusted for one-time items (benefit related to forfeited share-based awards, lease termination, and severance costs)
TRANSACTION OVERVIEW
(1)
(1)
11/19/10 Close Transaction Price
Share Price $36.49 $43.50
Premium To: Metric
11/19/10 Close $36.49 0.0% 19.2%
1 Month Average 33.57 8.7% 29.6%
3 Month Average 33.66 8.4% 29.2%
12 Month Average 40.01 (8.8%) 8.7%
Fully Diluted Shares Outstanding 68.4 69.1
Equity Value $2,495 $3,005
Add: Debt 0 0
Less: Cash (312) (312)
Enterprise Value $2,184 $2,693
EV/LTM EBITDA (Q3 2010) $314 7.0x 8.6x
IBES CONSENSUS
EV/EBITDA
FY 2010E $303 7.2x 8.9x
FY 2011E 317 6.9 8.5
Price/Earnings
FY 2010E $2.25 16.2x 19.3x
FY 2011E 2.45 14.9 17.8
CURRENT PLAN
EV/EBITDA
FY 2010E $281 7.8x 9.6x
FY 2011E 326 6.7 8.3
Price/Earnings
FY 2010E $2.07 17.6x 21.0x
FY 2011E 2.43 15.0 17.9
US$ IN MM, EXCEPT MULTIPLES AND PER SHARE AMOUNTS
(2)

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CAPITAL STRUCTURE AND TRANSACTION SOURCES AND USES
Sources: 11/17/2010 Jade Management projections. Jade shares, options, and RSUs as of 10/2/2010
Note: (1) Based on FY2010E EBITDA
SOURCES AND USES
Multiple of
EBITDA % of Total Amount
Cash (FY2010E) 1.30x 12% $367
Revolver ($250MM committed, $0MM utilized at close, L + 250bps) 0.00x 0% 0
Term Loan (L + 450 bps) 3.55x 32% 1,000
Senior Notes (L + 800 bps) 2.13x 19% 600
TPG Equity 2.83x 25% 797
LGP Equity 0.94x 8% 266
Rollover Equity 0.50x 4% 140
Total Sources 100% $3,170
% of Total Amount
Purchase of Equity 95% $3,005
Estimated Fees & Expenses 3% 90
Minimum Cash 2% 75
Total Uses 100% $3,170
(US$ in MM)
(1)

II. FINANCIAL ANALYSIS

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VALUATION SUMMARY – EQUITY VALUE PER SHARE
$40.00
$39.00
$38.00
$32.00
$30.00
$30.06
$52.00
$47.00
$50.00
$41.00
$50.00
$50.96
$20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00
DCF
Precedents
Premia Paid
Comps
Equity Research Price Targets
52 Week Range 52 Week Range
Equity Research Price Targets
Public Companies
6.5x – 8.0x 2010E EBITDA, 16.0x – 20.0x 2010E EPS
6.0x – 7.5x 2011E EBITDA, 15.0x – 17.0x 2011E EPS
Relevant Transactions
7.5x – 9.5x LTM EBITDA
Discounted Cash Flow Analysis
11% - 15% WACC, 6.0x – 7.5x Exit Multiple
Current Price: $36.49
(11/19/10)
Premiums Paid
1-Day Premium: 11% - 36%
1-Week Premium: 18% - 39%
1-Month Premium: 22% - 34%
Transaction Price: $43.50
Sources: FactSet, company filings, Wall Street Research, 11/17/2010 Jade Management projections. Jade shares, options, and RSUs as of 10/2/2010

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RELATIVE SHARE PRICE PERFORMANCE
LTM SHARE PRICE PERFORMANCE SHARE PRICE PERFORMANCE SINCE IPO (6/27/06)
Source: FactSet as of 11/19/2010
Notes: Selected Peers represented by equal weighted index of Abercrombie & Fitch, Aeropostale, American Eagle, Ann Taylor, Bebe, Carter’s, Chico’s, Children’s Place, Coach, Coldwater Creek, The Dress Barn, The
Gap, Guess?, Limited Brands, New York & Company, Polo Ralph Lauren, Talbots, Under Armour, and Urban Outfitters. Peers indexed to Jade share price of $41.11 for LTM performance and $20.00 for performance since IPO
(1) XRT represents the S&P Retail Index
$0.00
$10.00
$20.00
$30.00
$40.00
$50.00
$60.00
Jun-06 May-07 Mar-08 Feb-09 Jan-10 Nov-10
Jade
82%
Peers
50%
XRT
26%
$25.00
$35.00
$45.00
$55.00
$65.00
$75.00
Nov-09 Jan-10 Apr-10 Jun-10 Sep-10 Nov-10
Jade
(11%)
XRT
31%
Peers
40%
(1)
(1)
Jade Since IPO
High (6/19/2007) $56.63
Low (12/1/2008) 8.77
Average 34.65

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Sell
5%
Hold
62%
Buy
33%
EQUITY RESEARCH PRICE TARGETS
Source: Wall Street research
8/27 8/27 11/15 8/27 8/27 8/26 7/15 8/26 8/27 10/25 10/5 11/9 10/21 11/11 8/26 10/21 11/18
Buy Buy Buy Buy Buy Buy Hold Hold Hold Hold Hold Hold Hold Hold Hold Hold Sell
Upside to Current 37% 34% 21% 15% 10% 10% 1% (4%) (4%) (4%) (4%) (7%) (7%) (10%) (15%) (15%) (18%)
$50.00
$49.00
$44.00
$35.00 $35.00
$31.00
$30.00
$34.00
$33.00
$31.00
$35.00
$37.00
$40.00
$42.00
$40.00
$35.00
$34.00
Current Price: $36.49
$25.00
$35.00
$45.00
$55.00
Oppenheimer Baird Atlantic
Equities
B. MurrayWedbush Weeden JP Morgan UBS Jefferies MKM BOA Nomura P. Jaffray Goldman BMO Janney Morgan
Stanley
Median Price Target: $35.00

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PUBLIC COMPANIES – EV / FY2010E EBITDA
Selected Peers Other Peers Jade
4.6x
5.5x
8.3x
10.6x
4.9x
5.5x
7.8x
8.2x
10.4x
16.8x
5.8x
6.0x
7.8x
7.2x
4.8x
6.9x
7.6x
6.1x
6.6x
Selected Peers Median: 6.9x
Other Peers Median: 6.6x
0.0x
5.0x
10.0x
15.0x
20.0x
Current Plan IBES Aeropostale Chico's A&F Urban
Outfitters
The Gap Dress Barn American
Eagle
Talbots Children's
Place
Ann Taylor Coldwater
Creek
Carter's Coach Limited
Brands
Guess? Polo Bebe
Sources:
Company Filings, Factset, 11/17/2010 Jade Management projections, IBES. Jade shares, options, and RSUs as of 10/2/2010. Based on Jade Q3 FY2010 ending debt and cash balances

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10.0x
17.2x
25.7x
12.3x 12.3x
12.9x
16.1x
20.9x
21.1x
22.0x
15.3x
11.4x
16.2x
17.6x
17.3x
17.1x
22.3x
Selected Peers Median: 19.7x
Other Peers Median: 16.1x
0.0x
7.0x
14.0x
21.0x
28.0x
Current Plan IBES Aeropostale Chico's Urban
Outfitters
A&F The Gap Dress Barn Carter's Talbots Guess? American
Eagle
Limited
Brands
Children's
Place
Polo Coach Ann Taylor
PUBLIC COMPANIES – PRICE / FY2010E EARNINGS
Sources: Company Filings, Factset, 11/17/2010 Jade Management projections, IBES
Other Peers Jade Selected Peers

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RELATIVE VALUATION OVER TIME
PRICE / NTM EPS EV / NTM EBITDA
Jade
7.0x
Peers
6.5x
0.0x
3.0x
6.0x
9.0x
12.0x
15.0x
Nov-08 Apr-09 Sep-09 Jan-10 Jun-10 Nov-10
Jade
15.1x
S&P500
13.3x
Peers
15.3x
0.0x
10.0x
20.0x
30.0x
40.0x
50.0x
Nov-08 Apr-09 Sep-09 Jan-10 Jun-10 Nov-10
Sources: FactSet as of 11/19/2010, company filings.  Earnings estimates based on IBES consensus median
Note: Peers represented by median of group, and include Abercrombie & Fitch, Aeropostale, American Eagle, Ann Taylor, Bebe, Carter’s, Chico’s, Children’s Place, Coach, Coldwater Creek, The Dress Barn, The
Gap, Guess?, Limited Brands, New York & Company, Polo Ralph Lauren, Talbots, Under Armour, and Urban Outfitters
Company 12-Mo. Avg 18-Mo. Avg 24-Mo. Avg
Jade 7.7x 8.4x 7.6x
Peers 6.2x 6.5x 6.1x
Company 12-Mo. Avg 18-Mo. Avg 24-Mo. Avg
Jade 17.3x 21.5x 21.0x
S&P 500 13.6x 14.2x 13.7x
Peers 15.8x 16.0x 14.7x

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Premiums Paid (2nd Quartile High and 3rd Quartile Low)
Implied Share Price
2nd Quartile High $49.72 $47.08 $42.52
Median 44.25 41.05 39.89
3rd Quartile Low 40.55 40.07 38.48
11.1%
18.2%
21.5%
36.2%
38.8%
34.2%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
1 Day Prior 1 Week Prior 1 Month Prior
PREMIUMS PAID
Sources: FactSet, Dealogic
Note: Analysis includes 100% cash transactions with U.S. targets from 2005 to present between $2.0Bn and $4.0Bn
19.2%
28.3%
37.3%
25.9%
21.0%
21.3%
Median of Precedents Current Offer Premia

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RELEVANT TRANSACTIONS
EV / LTM EBITDA
Specialty Apparel Branded
Private Equity Buyer Strategic Buyer
(2)
Acquiror Apax Apollo Lee Equity Advent V. Heusen Bain Jones Federated Consortium Consortium Apollo Bain Consortium Consortium Istithmar
Date Announced 12/05 3/07 7/07 8/09 3/10 10/10 11/04 2/05 3/05 5/05 11/05 1/06 6/06 7/06 6/07
Transaction Value $1,547 $2,581 $259 $312 $3,136 $1,761 $400 $17,260 $6,213 $4,981 $1,305 $1,958 $5,604 $1,819 $942
6.6x
8.9x
9.4x
10.2x
12.2x
14.1x
8.7x 8.8x
8.2x
7.2x
7.9x 7.9x
7.8x
7.9x 8.1x
Branded Median: 8.9x
Specialty Apparel Median: 7.9x
Overall Median: 8.2x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
Tommy
Hilfiger
Claire's
Stores
Deb Shops Charlotte
Russe
Tommy
Hilfiger
Gymboree Barney's May Toys R Us Neiman
Marcus
Linens n
Things
Burlington
Coat
Factory
Michaels
Stores
Petco Barney's
IMPLIED TRANSACTION MULTIPLE: 8.6x
(1)
Sources: Company filings. Jade shares, options, and RSUs as of 10/2/2010.  Implied offer multiple based on Jade LTM EBITDA as of Q3 FY2010 and Q3 FY2010 ending debt and cash balances
Note:
(1) Based on actual reported EBITDA of $315.9MM, adjusted for one-time items (benefit related to forfeited share-based awards, lease termination benefit, and severance costs)
(2) Defined as Transaction Enterprise Value.  Figures shown in millions of US dollars

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HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE: REVENUE AND GROSS MARGIN
Sources: 11/17/2010 Jade Management projections, company filings
(2.5%) 16.4% 13.4% 13.0% 5.6% (4.0%) 4.1% 5.3% 2.5% 3.5% 3.7% 3.9% 4.1%
$690
$804
$953
$1,152
$1,335
$1,428
$1,578
$1,731
$1,914
$2,148
$2,425
$2,719
$3,031
$0
$1,500
$3,000
$4,500
2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E
REVENUE
GROSS MARGIN
(US$ in MM)
HISTORICAL CURRENT PLAN
36.2%
40.5%
41.8%
43.4%
44.1%
38.9%
44.1%
43.4%
44.8% 44.7% 44.7%
45.0%
45.3%
35.0%
40.0%
45.0%
50.0%
2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E
2003-2009 CAGR: 14.8%
2010-2015 CAGR: 11.9%
2003-2009 AVERAGE: 41.3%
2010-2015 AVERAGE: 44.7%
(Wall Street Consensus: 11.5%)
(Wall Street Consensus: 45.0%)
Comp Store
Sales

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HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE: EBITDA AND EBIT
$12
$75
$113
$159
$207
$141
$263
$281
$326
$372
$423
$478
$535
$0
$250
$500
$750
2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E
($31)
$38
$79
$126
$172
$97
$211
$232
$270
$308
$356
$408
$463
($500)
$0
$500
$1,000
2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E
EBITDA
EBIT
2003-2009 CAGR: 66.6%
2010-2015 CAGR: 13.7%
2004-2009 CAGR: 41.2%
2010-2015 CAGR: 14.9%
(US$ in MM)
HISTORICAL CURRENT PLAN
(Wall Street Consensus: 15.0%)
(Wall Street Consensus: 14.5%)
Sources: 11/17/2010 Jade Management projections, company filings

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HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE: EPS AND CAPEX
Sources: 11/17/2010 Jade Management projections, company filings, FactSet, IBES
Note: (1) Excludes reversal of accrued equity compensation expense related to departure of senior executive in July; impact of reversal is approximately $0.03 per share
EPS
CAPEX
(1)
(US$ in MM, except per share amounts)
Consensus LTGR: 15.2%
HISTORICAL CURRENT PLAN
$10
$13
$22
$46
$81
$78
$45
$55
$90
$103
$69 $69
$67
$0
$50
$100
$150
2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E
($3.31)
($0.39)
$1.49 $1.52
$0.85
$1.91
$2.07
$2.43
$2.72
$3.09
$3.48
$3.89
($4.82)
($5.00)
$0.00
$5.00
2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E
2006-2009 CAGR: 8.6%
2010-2015 CAGR: 13.4%
(Wall Street Consensus: 16.5%)
Average % of Revenues: 3.4%
Avg % of Revenues: 3.4%
(Wall Street Consensus: 3.2%)
Consensus
$2.25 $2.45 $2.85

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DISCOUNTED CASH FLOW ANALYSIS
(US$ in MM, except per share amounts)
(1)
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
EBITDA $326 $372 $423 $478 $535
Less: Depreciation (56) (63) (67) (70) (71)
EBIT $270 $308 $356 $408 $463
Less: Taxes (109) (124) (143) (164) (186)
After-Tax EBIT $162 $184 $213 $244 $277
Add: Depreciation 56 63 67 70 71
Net: Change in Deferred Credits (6) 2 2 2 2
Net: Change in Other Liabilities 0 0 0 0 0
Add: Stock Based Compensation 15 20 21 21 21
Less: Increase in NWC 3 4 4 5 5
Less: Capex (90) (103) (69) (69) (67)
Unlevered Free Cash Flow $139 $171 $237 $272 $309
Unlevered Free Cash Flows $139 $171 $237 $272 $309
Terminal Value (Assumes 6.5x Exit Multiple) $3,475
Total Free Cash Flows $139 $171 $237 $272 $309 $3,475
Multiply: Discount Factor (Assumes 13.0% WACC) 0.94x 0.83x 0.74x 0.65x 0.58x 0.54x
Discounted Free Cash Flows $131 $142 $175 $177 $178 $1,886
Implied Enterprise Value Implied Value Per Share
Terminal Multiple Terminal Multiple
WACC 6.0x 6.5x 7.0x 7.5x WACC 6.0x 6.5x 7.0x 7.5x
11% $2,747 $2,906 $3,064 $3,223 11% $45.00 $47.18 $49.36 $51.55
12% 2,643 2,795 2,947 3,099 12% 43.57 45.66 47.75 49.83
13% 2,545 2,690 2,835 2,980 13% 42.22 44.22 46.21 48.21
14% 2,451 2,590 2,729 2,868 14% 40.93 42.84 44.75 46.66
15% 2,362 2,495 2,628 2,761 15% 39.71 41.53 43.36 45.19
Sources: Company filings, 11/17/2010 Jade Management projections. Jade shares, options, and RSUs as of 10/2/2010
Note:
(1) Assumes tax rate of 40.2%

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WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
Sources: Bloomberg, Company Filings
Notes: (1) 2 year adjusted beta
(2) Assumes 40% tax rate
(3) Based on yield on 10-Year U.S. Government Bond as of 11/19/2010
(4) Based on 2009 Ibbotson Report
ASSET BETA ANALYSIS
Levered Debt / Unlevered
Company Beta
(1)
Equity Beta
(2)
Jade 1.58 0.0% 1.58
The Gap 0.99 0.0% 0.99
American Eagle 1.20 0.0% 1.20
Urban Outfitters 1.14 0.0% 1.14
Ann Taylor 1.52 0.0% 1.52
Pacific Sunwear 1.55 0.0% 1.55
Chico's 1.34 0.0% 1.34
Aeropostale 0.89 0.0% 0.89
Zumiez 1.33 0.0% 1.33
Guess? 1.52 0.4% 1.52
Buckle 1.02 0.0% 1.02
A&F 1.64 2.0% 1.62
Talbots 1.77 4.4% 1.73
Bebe 1.22 0.0% 1.22
Hot Topic 1.14 0.0% 1.14
Coldwater Creek 2.16 4.5% 2.10
Limited Brands 1.55 20.4% 1.38
Polo 1.24 2.8% 1.22
Coach 1.43 0.2% 1.43
Children's Place 1.10 0.0% 1.10
Carter's 1.12 12.5% 1.04
Dress Barn 1.11 1.6% 1.10
New York & Co 2.36 5.9% 2.28
Gymboree 1.21 0.0% 1.21
Under Armour 1.45 0.6% 1.44
Mean 1.38 2.2% 1.36
Median 1.33 0.0% 1.33
High 2.36 20.4% 2.28
Low 0.89 0.0% 0.89
WACC ANALYSIS
Cost of Equity
U.S. Risk Free Rate
(3)
2.88%
Equity Risk Premium
(4)
6.70%
Asset Beta 1.50
Relevered Beta (0% Target Debt / Equity) 1.50
Adjusted Equity Market Risk Premium 10.05%
Cost of Equity 12.93%
Cost of Debt
Cost of Debt (Pre-Tax) 6.00%
Tax Rate 40.00%
Cost of Debt (After-Tax) 3.60%
% Debt 0.00%
% Equity 100.00%
Weighted Average Cost of Capital 12.93%
Selected Range 11.00% 15.00%

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